SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


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                             FIRST FINANCIAL BANCORP
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


FIRST FINANCIAL BANCORP
________________________________________________________________________________
701 South Ham Lane * Lodi, CA 95252 * P.O. Box 3009 * Lodi, CA 95241-1913 *
(209) 367-2054 * bankoflodi.com


                   YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY


                                                                October 20, 2004


To Our Valued Shareholders:

You should have received the proxy materials we sent to you in preparation for the November 3rd Special Meeting of shareholders. If not, please call 800-618-2070 to receive a copy of your proxy materials. At this meeting you are being asked to approve a $50,000,000 merger with Placer Sierra Bancshares.

YOUR MANAGEMENT AND BOARD OF DIRECTORS BELIEVE THIS TRANSACTION IS IN THE BEST INTEREST OF SHAREHOLDERS AND RECOMMEND YOU VOTE FOR THE TRANSACTION. WE URGE YOU TO SIGN, DATE YOUR PROXY CARD AND MAIL IT IN TODAY.

If this merger is completed, you will receive $25.40 FOR EACH SHARE OF FIRST FINANCIAL BANCORP THAT YOU OWN. The Bank of Lodi's banking offices will continue to operate the same outstanding community banking business that it has today. We sincerely believe this proposal is a win-win for everyone involved.

THE PROPOSED MERGER REQUIRES THE APPROVAL OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK - SO EVERY VOTE COUNTS! NOT VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

This offer from Placer comes after talking to a number of other financial institutions with the Board ultimately determining that the Placer offer is the best offer on the table for you - the shareholder - as well as for our customers, employees, and the communities we serve. You may have recently read in the press that a higher bid was received and rejected by us, let us be clear
- THERE WAS NEVER A HIGHER FORMAL OFFER FROM ANY OTHER INSTITUTION! DO NOT BE MISGUIDED BY FALSE STATEMENTS TO THE CONTRARY!

We are available to assist you in any way we can, please feel free to call us directly at (800) 618-2070 if you have any questions at all.

Thank you for your continued support.



    /s/ BENJAMIN GOEHRING                              /s/ LEON ZIMMERMAN
    _________________________                          _____________________
        Benjamin Goehring                                  Leon Zimmerman
        Chairman of the Board                              President and CEO